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EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002(1)

In connection with the Annual Report of Hormel Foods Corporation (the "Company") on Form 10-K for the period ending October 25, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 23, 2004	/s/ JOEL W. JOHNSON JOEL W. JOHNSON Chairman, President and Chief Executive Officer
Dated: January 23, 2004	/s/ MICHAEL J. McCOY MICHAEL J. McCOY Executive Vice President and Chief Financial Officer

(1)
A signed original of this written statement required by Section 906 has been provided to Hormel Foods Corporation and will be retained by Hormel Foods Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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EXHIBIT 32.1 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002(1)